U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               SRM Networks, Inc.,
                               -------------------
             (Exact name of registrant as specified in its charter)

Nevada                               7373                             95-4868120
------                               ----                             ----------
(State or other           (Primary Standard Industrial          (I.R.S. Employer
jurisdiction of            Classification Code Number        Identification No.)
incorporation or
organization)

1241 North Central Avenue, Suite 7, Glendale, California                   91202
--------------------------------------------------------                   -----
(Address of registrant's principal executive offices)                 (Zip Code)


                                 (818) 243-1181
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                             Michael J. Muellerleile
                                 Stepp Law Group
                           1301 Dove Street, Suite 460
                         Newport Beach, California 92660
                                  949.660.9700
                             Facsimile 949.660.9010
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
=============================== ====================== ==================== ======================= ===============
         Title of each class            Amount          Proposed maximum       Proposed maximum       Amount of
            of securities                to be           offering price           aggregate          registration
          to be registered            registered            per share           offering price           fee
------------------------------- ---------------------- -------------------- ----------------------- ---------------
Common Stock, $.001 par value          3,000,000              $0.05                $150,000             $39.60
=============================== ====================== ==================== ======================= ===============


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Preliminary Prospectus
                               SRM Networks, Inc.,
                              a Nevada corporation

                        3,000,000 Shares of Common Stock

         We are offering for sale 3,000,000 shares of our common stock on a direct participation basis. The purchase price is $0.05 per share. We are offering the shares without any underwriting discounts or commissions. If all of the shares offered by us are purchased, the proceeds to us will be $150,000. This is our initial public offering and no public market currently exists for shares of our common stock. We have not applied for listing or quotation on any public market.

         See "Risk Factors" on Pages 4 to 7 for factors to be considered before investing in the shares of our common stock.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

         The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 The date of this prospectus is August 7, 2001.
                             Subject to completion.

                                TABLE OF CONTENTS

         Prospectus Summary ..................................................4
         Risk Factors.........................................................5
         Use of Proceeds......................................................8
         Determination of Offering Price......................................8
         Dilution.............................................................8
         Selling Security Holders.............................................8
         Plan of Distribution.................................................8
         Legal Proceedings....................................................9
         Directors, Executive Officers, Promoters and Control Persons.........9
         Security Ownership of Certain Beneficial Owners and Management......10
         Description of Securities...........................................11
         Interest of Named Experts and Counsel...............................11
         Disclosure of Commission Position on Indemnification for Securities
         Act Liabilities.....................................................11
         Organization Within Last Five Years.................................12
         Description of Business.............................................12
         Management' Discussion and Analysis of Financial Condition
         and Results of Operations...........................................14
         Description of Property.............................................15
         Certain Relationships and Related Transactions....................  15
         Market for Common Equity and Related Stockholder Matters............15
         Executive Compensation .............................................17
         Financial Statements................................................24
         Changes in and Disagreements with Accountants on Accounting and
         Financial Disclosure................................................31
         Legal Matters.......................................................31
         Experts.............................................................31
         Additional Information..............................................31
         Indemnification of Directors and Officers...........................31
         Other Expenses of Issuance and Distribution.........................32
         Recent Sales of Unregistered Securities.............................32
         Exhibits............................................................33
         Undertakings........................................................33
         Signatures..........................................................35

         Outside Back Cover Page

         Dealer Prospectus Delivery Obligation

         Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary
------------------

 Our Business:                             Our principal business address is
                                           1241 North Central Avenue, Suite 7,
                                           Glendale, California 91202; our
                                           telephone number (818) 243-1181.

                                           We are an Internet solutions company
                                           that specializes in website hosting
                                           and development services. Website
                                           hosting encompasses a broad range of
                                           possible services, including basic
                                           services, such as simply posting a
                                           customer's website on the Internet
                                           using the hosting company's computer
                                           hardware and software, and enhanced
                                           services such as enabling financial
                                           transactions over the Internet,
                                           email, audio and video capabilities.
                                           Enhanced services may be developed
                                           internally by the web hosting company
                                           or purchased from external sources
                                           and resold by the web hosting
                                           company.

                                           We offer, on a resale basis, a range
                                           of basic and enhanced web hosting
                                           services to businesses wishing to
                                           place their website on the Internet.
                                           These businesses often decide to use
                                           a web hosting company in order to
                                           avoid the financial cost, time and
                                           expertise requirements of hosting the
                                           website and obtaining enhanced
                                           services themselves. We focus on
                                           meeting the needs of small and
                                           medium-sized businesses and
                                           individuals who are establishing a
                                           commercial or informational presence
                                           on the Internet.

 Our state of organization:                We were incorporated in Nevada on
                                           June 8, 2001.

 Number of shares being offered:           We are offering for sale 3,000,000
                                           shares of our common stock. We will
                                           sell the shares we are registering
                                           only to those individuals who have
                                           received a copy of the prospectus.

 Number of shares outstanding              2,500,000 shares of our common stock
 after the offering:                       are currently issued and outstanding.
                                           After the offering, 5,500,000
                                           shares of our common stock will be
                                           issued and outstanding.

 Estimated use of                          We will receive $150,000 if all of
 proceeds:                                 the offered shares are sold. We
                                           intend to use any proceeds from such
                                           sale for marketing expenses and for
                                           working capital.



                                  RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative in nature and involves a lot of risks. No purchase of our common stock should be made by any person who is not in a position to lose the entire amount of his investment.

We may not be able to implement our business strategy unless sufficient funds are raised in this offering, which could prevent us from becoming profitable.

We are a development stage company. We depend on the proceeds of this offering in order to implement our business plan. We may not realize sufficient proceeds to complete organizational and development costs, or to provide adequate cash flow for planned marketing expenses. Our inability to raise sufficient funds in this offering may significantly hinder our growth. If we fail to raise sufficient funds in this offering, investors may lose their entire cash investment.

Because we are a new company with losses since our formation and we anticipate that we will lose money in the foreseeable future, we may not be able to achieve profitable operations.

We were incorporated in June 2001. As of June 30, 2001, our losses since inception were approximately $1,990. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business. Unanticipated technical or other problems may occur which could result in material delays in future product and service commercialization. We may not be able to achieve profitable operations.

Our ability to succeed is uncertain because we currently have limited sources of revenue and minimal marketing activities due to the lack of significant revenues. Therefore, investors may lose all or part of their investment, if we do not raise funds in this offering or generate revenues.

We have not yet engaged in any significant marketing of the products and services. Our marketing activities are significantly limited and, to fund more sophisticated marketing activities, we need to raise funds in this offering or generate revenues. Our inability to raise sufficient funds in this offering or generate revenues may significantly hinder our ability to conduct marketing activities.

We are heavily dependent on the services of one provider for Internet access and hosting services, which we resell under our name.

Our provider may experience disruptions of service or have limited capacity, which could disrupt our services. In the event of an extended disruption, we may not be able to replace or supplement these services on a timely basis or at all. Because we rely on third-party Internet service provider companies for our backbone connections to the Internet, we face limitations on our ability to serve our subscribers, including the following:

o we do not control decisions regarding availability of service at any particular time;
o we may not be able to deploy new technologies because our providers may not be able to support that technology; and
o we may not be able to negotiate favorable interconnectivity agreements with other Internet service providers.

The Internet industry is experiencing consolidation that may intensify competition, which may make it more difficult for us to generate revenues.

The Internet industry has recently experienced substantial consolidation and a proliferation of strategic transactions. We expect this consolidation and strategic partnering to continue. Acquisitions or strategic partnerships could harm us in a number of ways, including:

o competitors could acquire or partner with companies with which we have strategic partnerships and discontinue our strategic partnerships, resulting in the loss of distribution opportunities for our services;
o our competitors could merge with each other or third-parties with significant resources and experience, thereby increasing their ability to compete with our services; and
o        a competitor could acquire or partner with one of our key suppliers.

Any of these factors could materially adversely affect our operations and, consequently, our business, operating results and financial condition. We cannot guaranty that we will be able either to develop services comparable or superior to services offered by our current or future competitors or to adapt to new technologies, evolving industry standards and changes in customer requirements. Increased competition, particularly online competition, may result in price reductions, reduced margins and loss of market share, any or all of which could harm our business.

We anticipate that we may need to raise additional capital to market our products and services. Our failure to raise additional capital will significantly affect our ability to fund our proposed marketing activities.

To market our products and services, we may be required to raise additional funds. We do not know if we will be able to acquire additional financing at commercially reasonable rates. We anticipate that we will spend a lot of funds on the marketing and promotion of our products and services. Our failure to obtain additional funds would significantly limit or eliminate our ability to fund our sales and marketing activities.

We anticipate that we may seek additional funding through public or private sales of our securities. That could include equity securities, or through commercial or private financing arrangements. Adequate funds may not be available when needed or on terms acceptable to us. In the event that we are not able to obtain additional funding on a timely basis, we may be required to limit any proposed operations or eliminate certain or all of our marketing programs, either of which could have a material adverse affect on our results of operations.

Our officers and directors are engaged in other activities that could have conflicts of interest with us. Therefore, our officers and directors may not devote sufficient time to our affairs, which may affect our ability to conduct marketing activities and generate revenues.

The persons serving as our officers and directors have existing responsibilities and may have additional responsibilities to provide management and services to other entities. As a result, conflicts of interest between us and the other activities of those entities may occur from time to time, in that our officers and directors shall have conflicts of interest in allocating time, services, and functions between the other business ventures in which they may be or become involved and our affairs. Mr. Sherman currently works for us on a full time basis.

Mr. Thompson currently devotes approximately ten hours per week, but anticipates that he will devote significantly more hours if we begin generating significant revenues.

Our officers, directors and principal security holders own approximately 100% of our outstanding shares of common stock. Such concentrated control allows these shareholders to determine matters requiring approval of our shareholders.

Our directors, officers and principal security holders, taken as a group, beneficially own, in the aggregate, all of our outstanding shares of common stock. Scott Sherman is one of our principal shareholders and also our chief executive officer and one of our directors. Such concentrated control of the company may adversely affect the price of our common stock. Mr. Sherman may be able to control matters requiring approval by our security holders, including the election of directors. Such concentrated control may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into a different transaction which requires shareholder approval.

We may not realize sufficient proceeds from this offering to implement our business plan, as we are offering shares on direct participation basis, rather then using the experience of a dealer-broker.

We are offering shares on a direct participation basis. No individual, firm, or corporation has agreed to purchase any of the offered Shares. We cannot guaranty that any or all of the shares will be sold. We do not plan to use a dealer-broker, even though a dealer-broker may have more experience, resources or contacts to more effectively achieve the sale of shares. A delay in the sale of the shares in this offering can be expected to cause a similar delay in the implementation of our business plan.

We arbitrarily determined the offering price of the shares of common stock. Therefore, investors may lose all or part of their investment if the offering price is higher than the current market value of the offered shares.

The offering price of the shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have only generated minimal revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets owned by us. Investors could lose all or a part of their investment if the offering price has been arbitrarily set too high. Even if a public trading market develops for our common stock, the shares may not attain market values commensurate with the offering price.

Because we may be subject to the "penny stock" rules, the level of trading activity in our stock may be reduced which may make it difficult for investors to sell their shares.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on Nasdaq. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares.

There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services. Factors such as announcements of new or enhanced products by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in our sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of stock of many companies and that often has been unrelated or disproportionate to the operating performance of those companies.

Investment in our common stock is highly speculative and purchasers may lose their entire investment.

Any person who cannot afford the loss of his or her entire purchase price for the offered shares should not purchase of the offered shares because such a purchase is highly speculative and involves significant risks. A purchase of the offered shares would be unsuitable for a person who cannot afford to lose his or her entire purchase price for the offered shares. Our business objectives must also be considered speculative, and we cannot guaranty that we will satisfy those objectives. Purchasers of the offered shares may not realize any return on their purchase of the offered shares. Purchasers may lose their investments in us completely.

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Use of Proceeds
---------------

We will receive up to $150,000 if all of the shares of common stock offered by us at $0.05 per share are purchased. Assuming all of the shares are purchased, we intend to use 25% of the proceeds for marketing expenses and 75% of the proceeds for working capital. If all of the shares are not sold, then we intend to use the proceeds that we receive for working capital. We cannot guaranty that we will sell any or all of the shares being offered by us.

Determination of Offering Price
-------------------------------

Factors Used to Determine Share Price. The offering price of the 3,000,000 shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

Dilution
--------

We are intending to sell 3,000,000 shares of our common stock being registered by this registration statement. We were initially capitalized by the sale of our common stock. The following table sets forth the number of shares of common stock purchased from us, the total consideration paid and the price per share. The table assumes all 3,000,000 shares of common stock will be sold.

======================== ====================================== ================================== ===============
                                      Shares Issued                      Total Consideration             Price
                                      -------------                      -------------------           Per Share
                                                                                                       ---------
                                Number               Percent          Amount             Percent
                               --------             ---------        --------           ---------
------------------------ ---------------------- --------------- ------------------- -------------- ---------------

Founding Shareholders      2,500,000 Shares          45.45%       $   10,000              6.25%         $0.004

------------------------ ---------------------- --------------- ------------------- -------------- ---------------

Purchasers of Shares       3,000,000 Shares          54.55%       $   150,000            93.75%         $0.05

------------------------ ---------------------- --------------- ------------------- -------------- ---------------

Total                      5,500,000 Shares           100%        $   160,000             100%

======================== ====================== ================ ================== ============== ===============

The following table sets forth the difference between the offering price of the shares of our common stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that all of the shares of the common stock offered by us are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of June 30, 2001.

------------------------------------------------------------ ------------------
Offering Price                                               $0.05 per share
------------------------------------------------------------ ------------------
Net tangible book value at 6/30/01                           $.003 per share
------------------------------------------------------------ ------------------
Net tangible book value after giving effect to the offering  $0.03 per share
------------------------------------------------------------ ------------------
Per Share Dilution to New Investors                          $0.02 per share
------------------------------------------------------------ ------------------
Percent Dilution to New Investors                                        40%
------------------------------------------------------------ ------------------

Selling Security Holders
------------------------

There are no selling security holders in this offering.

Plan of Distribution
--------------------

We are offering for sale 3,000,000 shares of our common stock on a direct participation basis. We have not conducted any discussions or negotiations for the sale of all or any portion of those 3,000,000 shares of our common stock. There is no minimum number of shares that must be purchased by each prospective purchaser and the maximum number of shares we will sell is 3,000,000. We will not pay any commissions or other fees, directly or indirectly to any person or firm in connection with solicitation of sales of the common stock. There is no minimum proceeds set for this offering. We will not place the funds raised in an escrow account. All funds received in this offering will be deposited directly into our corporate general account and will be available for immediate utilization.

We anticipate that Scott Sherman, our president, will participate in the offer and sale of our shares of common stock, and rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Although Mr. Sherman is an associated person of the company as that term is defined in Rule 3a4-l under the Exchange Act, he is deemed not to be a broker for the following reasons:

o Mr. Sherman is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.
o Mr. Sherman will not be compensated for his participation in the sale of company securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.
o Mr. Sherman is not an associated person of a broker or dealer at the time of participation in the sale of company securities.

Mr. Sherman will restrict his participation to the following activities:

o Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by the president of a potential purchaser;
o Responding to inquiries of potential purchasers in communication initiated by the potential purchasers, provided, however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;
o Performing ministerial and clerical work involved in effecting any transaction.

We have not retained a broker for the sale of securities being offered. In the event we retain a broker who may be deemed an underwriter, an amendment to the registration statement will be filed.

The shares of common stock being offered by us have not been registered for sale under the securities laws of any state as of the date of this prospectus. We intend to register or qualify the offered shares in the following states:
Colorado, Georgia, Nevada, Oregon, Washington and Wisconsin.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution.

Legal Proceedings
-----------------

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons
------------------------------------------------------------

Executive Officers and Directors. We are dependent on the efforts and abilities of certain of our senior management. The interruption of the services of key management could have a material adverse effect on our operations, profits and future development, if suitable replacements are not promptly obtained. We anticipate that we will enter into employment agreements with each of our key executives. We cannot guaranty that each executive will remain with us during or after the term of his or her employment agreement. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel. Although we believe that our relations with our personnel are good and that we will continue to be successful in attracting and retaining qualified personnel, we cannot guaranty that we will be able to continue to do so. Our officers and directors will hold office until their resignations or removal.

Our directors and principal executive officers are as specified on the following table:

    ====================== =============== ===================================
    Name                        Age        Position
    ---------------------- --------------- -----------------------------------
    Scott Sherman                27        president, secretary and a director
    ---------------------- --------------- -----------------------------------
    Brad Thompson                32        treasurer and a director
    ====================== =============== ===============================----

Scott J. Sherman. Mr. Sherman is our president, secretary and one of our directors since our inception. Mr. Sherman manages all aspects of our operations, including web development and marketing and sales of our products. From January 2001 to May 2001, Mr. Sherman worked, as a Sr. Account Manager for Speedera Networks, Inc. Speedera Networks, Inc. provides managed services for global load balancing, failover, content delivery, and streaming media to improve the quality of the Internet experience for users worldwide. From January 2000 to January 2001, Mr. Sherman was the western USA regional manager for Adero, Inc. which provides website performance services for companies worldwide. From 1998 to January 2000, Mr. Sherman worked was the director of western operations for Lynxus, Inc., a national internet service provider. From 1996 to August 1998, Mr. Sherman worked for Log-On Data Corp., Inc., a California corporation, as a regional sales manager where he was responsible for all Internet Service Provider sales. Mr. Sherman earned his Bachelor of Arts Degree in Economics from CSU Long Beach in 1996. Mr. Sherman has not been a director of any other reporting company.

Brad W. Thompson. Mr. Thompson has worked independently as a Computer Consultant since September of 1998. At that point he was in the process of earning his certification as a Microsoft Certified Systems Engineer he completed in December of 1999. He handles all aspects of his business including, sales, bookkeeping, and the consulting work itself. Prior to that Mr. Thompson handled the day-to-day operations of a partnership, Medical2000, in which he was one of the two partners. This partnership was formed in June of 1996. He managed all the back office work while his partner worked out in the field making sales calls. Mr. Thompson earned his Bachelor of Science Degree in Agricultural and Managerial Economics from the University of California at Davis in 1992. Mr. Thompson is not an officer or director of any other reporting company.

There is no family relationship between any of our officers or directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 7, 2001, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

Title of Class     Name and Address of Beneficial Owner   Amount and Nature of Beneficial   Percent of Class
                                                          Owner
------------------ -------------------------------------  --------------------------------- -------------------
Common Stock       Scott Sherman                          1,250,000 shares, president,              50%
                   1241 N. Central Avenue, Suite 7        secretary, director
                   Glendale, California 91202

Common Stock       Brad Thompson                          1,250,000 shares, treasurer,              50%
                   51-66th Place                          director
                   Long Beach, California 90803

Common Stock       All directors and named executive      2,500,000 shares                          100%
                   officers as a grou

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Description of Securities
-------------------------

We are authorized to issue 50,000,000 shares of $.001 par value common stock and 5,000,000 shares of $.001 par value preferred stock. As of August 7, 2001, 2,500,000 shares of our common stock were issued and outstanding.

Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors and subject to any restrictions that may be imposed by our lenders.

Interest of Named Experts and Counsel
-------------------------------------

No "expert" or our "counsel" was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this registration statement.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities
------------------------------------------------------------------------

Article Seven of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

o for any breach of such director's duty of loyalty to us or our security holders;
o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
o for unlawful payments of dividends or unlawful stock purchase or redemption by us; or
o for any transaction from which such director derived any improper personal benefit.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Indemnification Agreements. We will enter into indemnification agreements with each of our executive officers. We will agree to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests. With respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

Organization Within Last Five Years
-----------------------------------

Transactions with Promoters. Scott Sherman was our promoter. In June 2001, we issued 1,250,000 shares of our common stock to Mr. Sherman in exchange for $5,000.

Description of Business
-----------------------

Our Background.  We were incorporated in Nevada on June 8, 2001.

Our Business. We are an Internet solutions company that specializes in website hosting and development services. Website hosting encompasses a broad range of possible services, including basic services, such as simply posting a customer's website on the Internet using the hosting company's computer hardware and software, and enhanced services such as enabling financial transactions over the Internet, email, audio and video capabilities. Enhanced services may be developed internally by the web hosting company or purchased from external sources and resold by the web hosting company. We focus on meeting the needs of small and medium-sized businesses and individuals who are establishing a commercial or informational presence on the Internet.

Our Products and Services. We offer, on a resale basis, a range of basic and enhanced web hosting services to businesses wishing to place their website on the Internet. These businesses often decide to use a web hosting company in order to avoid the financial cost, time and expertise requirements of hosting the website and obtaining enhanced services themselves.

We also offer website design and development services. Website design and development may include such features as graphics, text, color, typestyle, audio and video. The person or company typically responsible for assisting in the design and maintenance of a website is called a webmaster. This function is labor intensive and would involve significant human resources and time to service a broad customer base. Consequently, webmaster functions are typically performed by specialized companies servicing a number of customers. These customers may also rely upon their webmasters to direct them to suitable hosting or Internet service provider company.

We also provide server co-location services. Server co-location services involve a customer physically placing their computer hardware, referred to as a server, on our premises. The customer gains access to our Internet support and maintenance services, high-speed Internet connections, security systems and appropriate physical environment for the server, such as static free and air-conditioned.

Our Target Markets and Marketing Strategy. We believe that our primary target market will consist of small and medium sized businesses that wish to have a website on the Internet without incurring the costs and time delays involved with developing, maintaining and updating a web presence on their own. The website is an informational or an informational/ commercial tool for these customers. In addition to small and medium sized businesses, reseller web hosting services may be purchased by entities, such as value added resellers, or VARs, and original equipment manufacturers, or OEMs, that will resell the services in connection with their own web related services.

Our marketing strategy is to promote our services and products and attract businesses to our website. Our marketing initiatives include:

o utilizing direct response print advertisements placed primarily in small business, entrepreneurial, and special interest magazines;
o        links to industry focused websites;
o advertising by television, radio, banners, affiliated marketing and direct mail; and
o        presence at industry tradeshows.

Growth Strategy. Our objective is to become a dominant provider of web hosting and development services. Our strategy is to provide clients with exceptional personal service and high quality web design. Key elements of our strategy include:

o        increase our relationships with businesses;
o increase our relationships with third party providers of web products and services;
o        continue and expand our website;
o        provide additional services for businesses and consumers; and
o pursue relationships with joint venture candidates. We will attempt to establish joint ventures with companies that will support our business development.

Competition. The markets for web hosting and development are very competitive. Our current and potential competitors include:

o        other web hosting and Internet services companies;
o        regional and national ISPs;
o        regional and national telecommunications companies; and
o        large information technology outsourcing firms.

We believe that most web-hosting competitors fit into two major groupings, each having our own set of competitive strengths and weaknesses. The first grouping, and most obvious of direct competition, are the big telephone and cable companies. We believe that because of their large corporate size, it takes these competitors much longer to develop and incorporate new features into their hosting services and to offer those services at a competitive price without subsidizing the pricing. As a result, we believe that by careful attention to our cost structure and rapid response to market demand for new features we can effectively compete with larger and more financially secure companies, both in services provided and on price.

The second major type of competitors are the pure website hosting companies. We believe that many of these companies have insufficient resources, inadequate infrastructure, insufficient Internet connectivity, and/or inadequate technical support. These companies may have congested network servers and slow Internet connectivity causing delays in website access and upload. This can result in lost customers visiting and exploring a website through abandoned connections. The smaller of these companies the less they are able to scale and respond quickly to their customers' growth requirements and may not be capable of supporting large numbers of new customers. While some of these pure website hosting companies may face these competitive deficiencies, there are a number of website hosting companies that have shown the ability to compete effectively. Our ability to compete with these companies over time is unproven.

Many of these competitors have greater financial resources than we have, enabling them to finance acquisition and development opportunities, to pay higher prices for the same opportunities or to develop and support their own operations. In addition, many of these companies can offer bundled, value-added or additional services not provided by us, and may have greater name recognition. These companies might be willing to sacrifice profitability to capture a greater portion of the market for web hosting or related web hosting activities, or pay higher prices than we would for the same expansion and development opportunities. Consequently, we may encounter significant competition in our efforts to achieve our internal growth objectives.

Our Website www.srmnetworks.com. Our current website displays our corporate logo and contact information and provides a general description of the services that we provide as well as prices of those services.

Our Intellectual Property. We do not presently own any patents, trademarks, licenses, concessions or royalties. Our success may depend in part upon our ability to preserve our trade secrets, obtain and maintain patent protection for our technologies, products and processes, and operate without infringing the proprietary rights of other parties. However, we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we may take action to protect our unpatented trade secrets and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guaranty that

o        these agreements will not be breached;
o        we would have adequate remedies for any breach; or
o our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We cannot guaranty that our actions will be sufficient to prevent imitation or duplication of either our products and services by others or prevent others from claiming violations of their trade secrets and proprietary rights.

We own the Internet domain name www.srmnetworks.com. Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as ".org", or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.

Government Regulation. Internet access and online services are not subject to direct regulation in the United States. Changes in the laws and regulations relating to the telecommunications and media industry, however, could impact our business. For example, the Federal Communications Commission could begin to regulate the Internet and online services industry, which could result in increased costs for us. The laws and regulations applicable to the Internet and to our services are evolving and unclear and could damage our business. There are currently few laws or regulations directly applicable to access to, or commerce on, the Internet. Due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted, covering issues such as user privacy, defamation, pricing, taxation, content regulation, quality of products and services, and intellectual property ownership and infringement. Such legislation could expose us to substantial liability as well as dampen the growth in use of the Internet, decrease the acceptance of the Internet as a communications and commercial medium, or require us to incur significant expenses in complying with any new regulations. The European Union has recently adopted privacy and copyright directives that may impose additional burdens and costs on international operations.

Our Research and Development. We are not currently conducting any research and development activities, other than the development of our website. We do not anticipate conducting such activities in the near future.

Employees. As of August 7, 2001, we have one full time employee and one part time employee. We anticipate that we will not hire any employees in the next six months, unless we generate significant revenues. From time-to-time, we anticipate that we will use the services of independent contractors and consultants to for website design and development.

Facilities. Our executive, administrative and operating offices are located 1241 North Central Avenue, Suite 7, Glendale, California 91202.

Management's Discussion and Analysis of Financial Condition and Results of Operations
--------------------------------------------------------------------------

For the period from June 8, 2001, our date of formation, through June 30, 2001.
------------------------------------------------------------------------------

Liquidity and Capital Resources. We have cash of $9,290 as of June 30, 2001. Our accounts receivable were approximately $720 as of June 30, 2001. Despite our limited history, we believe that we will collect those receivables in a timely fashion. Therefore, we believe that our available cash is sufficient to pay our day-to-day expenditures. Our officers and directors provided us with our initial capitalization of $10,000. Those proceeds were used to provide us with additional working capital.

Results of Operations.

Revenues. We have realized revenues of approximately $720 from web hosting and development services that we provided during the period ended June 30, 2001. We anticipate that we will generate more revenues as we expand our customer base.

Operating Expenses. For the period ended June 30, 2001, our total expenses were approximately $2,710. The majority of those expenses were legal and professional fees of $2,675. For the period ended June 30, 2001, we experienced a net loss of approximately $1,990.

Our Plan of Operation for the Next Twelve Months. To effectuate our business plan during the next twelve months, we must increase our current customer base. We anticipate that we will use the funds raised in this offering and revenues generated to fund marketing activities and for working capital. Our failure to market and promote our services will harm our business and future financial performance.

We have cash of $9,290 as of June 30, 2001. In the opinion of management, available funds will satisfy our working capital requirements through January 2002. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors. We anticipate that we may need to raise additional capital to expand our operations. Such additional capital may be raised through public or private financing as well as borrowings and other sources. We cannot guaranty that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then our ability to expand our operations may be adversely affected. If adequate funds are not available, we believe that our officers and directors will contribute funds to pay for our expenses. Therefore, we have not contemplated any plan of liquidation in the event that we do not generate revenues.

We are not currently conducting any research and development activities, other than the development of our website. We do not anticipate conducting such activities in the near future. In the event that we expand our customer base, then we may need to hire additional employees or independent contractors as well as purchase or lease additional equipment.

Description of Property
-----------------------

Property held by us. As of the date specified in the following table, we held the following property:

           ================================== =========================
           Property                                June 30, 2001
           ---------------------------------- -------------------------
           Cash                                                 $9,290
           ---------------------------------- -------------------------
           Property and Equipment, net                              $0
           ================================== =========================

Our facilities. Our executive, administrative and operating offices are located at 1241 North Central Avenue, Suite 7, Glendale, California 91202. Scott Sherman, our president, secretary and one of our directors, currently provides office space to us at no charge. We do not have a written lease or sublease agreement and Mr. Sherman does not expect to be paid or reimbursed for providing office facilities.

Certain Relationships and Related Transactions
----------------------------------------------

Related party transactions.

Scott Sherman, our president, secretary and one of our directors, currently provides office space to us at no charge. Mr. Sherman does not expect to be paid or reimbursed for providing office facilities.

Market for Common Equity and Related Stockholder Matters
--------------------------------------------------------

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

As of August 7, 2001, there were two record holders of our common stock.

There are no outstanding shares of our common stock which can be sold pursuant to Rule 144. There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. There are no outstanding shares of our common stock that we have agreed to register under the Securities Act of 1933 for sale by security holders.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Penny stock regulation. Shares of our common stock will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;
o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
o        a toll-free telephone number for inquiries on disciplinary actions;
o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
o such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

o        the bid and offer quotations for the penny stock;
o the compensation of the broker-dealer and its salesperson in the transaction;
o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation
----------------------

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our chief executive officer and our other executive officers whose total annual salary and bonus are anticipated to exceed $50,000 during the year ending December 31, 2001. Our Board of Directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.

======================================== ======= ============= ============= ===================== =========================
Name and Principal Position               Year      Annual       Bonus ($)       Other Annual       All Other Compensation
                                                  Salary ($)                   Compensation ($)
---------------------------------------- ------- ------------- ------------- --------------------- -------------------------
Scott Sherman - president, secretary     2001        None          None              None                    None
---------------------------------------- ------- ------------- ------------- --------------------- -------------------------
Brad Thompson - treasurer                2001        None          None              None                    None
======================================== ======= ============= ============= ===================== =========================

Compensation of Directors. Our directors who are also our employees receive no extra compensation for their service on our Board of Directors.

Compensation of Officers. As of August 7, 2001, our officers have received no compensation for their services provided to us.

Employment Contracts. We anticipate that we will enter into an employment agreement with Scott Sherman.

Financial Statements
--------------------




                              SRM NETWORKS, INC.,
                          (A Development Stage Company)

                         REPORT AND FINANCIAL STATEMENTS

                                  JUNE 30, 2001

                               SRM NETWORKS, INC.,
                          (a development stage company)

                                    CONTENTS




                                                                       PAGE
                                                                       ----
Independent Auditor's Report                                             1

Financial Statements:

     Balance Sheet                                                       2

     Statement of Operations                                             3

     Statement of Changes in Stockholders' Equity                        4

     Statement of Cash Flows                                             5

     Notes to Financial Statements                                       6

                          Independent Auditor's Report



To the Stockholders of
SRM Networks, Inc.


         I have audited the accompanying balance sheet of SRM Networks, Inc. (a development stage company) as of June 30, 2001, and the related statements of operations, changes in stockholders' equity, and cash flows for the period June 8, 2001 (inception) through June 30, 2001. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

         I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

         In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SRM Networks, Inc. (a development stage company) as of June 30, 2001, and the results of its operations and its cash flows for the period June 8, 2001 (inception) through June 30, 2001 in conformity with generally accepted accounting principles.




                                       /s/ Quintanilla
                                       A Professional Accountancy Corporation
                                       Laguna Niguel, California


                                       July 31, 2001

                               SRM NETWORKS, INC.
                          (a development stage company)

                                  BALANCE SHEET

                                  JUNE 30, 2001



                                     ASSETS
                                     ------
Current assets
    Cash                                                        $          9,290
    Accounts receivable, net of allowance of $-0-                            720
                                                                ----------------

       Total current assets                                               10,010

Other assets                                                                 ---
                                                                ----------------

       Total assets                                             $         10,010
                                                                ================



                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------
Current liabilities
    Accounts payable and accrued expenses                       $          2,000
                                                                ----------------

       Total current liabilities                                           2,000
                                                                ----------------

Contingencies

Stockholders' Equity
    Preferred stock, $.001 par value;
       Authorized shares-- 5,000,000
       Issued and outstanding shares-- 0
                                                                            ---
    Common stock, $.001 par value;                              ---------------
       Authorized shares-- 50,000,000
       Issued and outstanding shares-- 2,500,000                          2,500
    Additional paid-in capital                                            7,500
    Deficit accumulated during the development stage                     (1,990)
                                                                 ---------------

       Total stockholders' equity                                          8,010
                                                                ----------------

          Total liabilities and stockholders' equity            $         10,010
                                                                ================








                 See accompanying notes to financial statements.

                               SRM NETWORKS, INC.
                          (a development stage company)

                             STATEMENT OF OPERATIONS

                 JUNE 8, 2001 (INCEPTION) THROUGH JUNE 30, 2001



Revenues
    Website hosting                                           $             120
    Website development                                                     600
    Less: returns and allowances                                           (---)
                                                              ------------------

       Net revenues                                                         720
                                                              ------------------


Operating expenses
    Legal and professional fees                                           2,675
    Office supplies                                                          35
                                                              ------------------

       Total operating expenses                                           2,710
                                                              ------------------

Loss from operations                                                     (1,990)
                                                              ------------------

Provision for income tax expense (benefit)                                  ---
                                                              ------------------

Net loss/Comprehensive loss                                   $          (1,990)
                                                             ===================

Net income per common share-- basic and diluted               $            .001
                                                             ===================

Weighted average of common shares-- basic and diluted                 2,500,000
                                                             ===================







                See accompanying notes to financial statements.

                               SRM NETWORKS, INC.
                          (a development stage company)

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

              PERIOD JUNE 8, 2001 (INCEPTION) THROUGH JUNE 30, 2001


                                              Common Stock             Additional
                                              ------------              Paid-In         Accumulated
                                           Shares        Amount         Capital           INCOME            Total
                                       -----------    -----------     -----------     --------------      -----------
Balance, June 8, 2001                          ---    $       ---     $       ---     $          ---      $       ---

Issuance of common stock,
  June 9, 2001                           2,500,000          2,500           7,500                ---           10,000

Net loss/Comprehensive loss                    ---            ---             ---             (1,990)          (1,990)
                                      ------------    -----------     -----------     ---------------     ------------

Balance, June 30, 2001                   2,500,000    $     2,500     $     7,500     $       (1,990)     $     8,010
                                     =============   ============    ============    ================    ============







                 See accompanying notes to financial statements.

                               SRM NETWORKS, INC.
                          (a development stage company)

                             STATEMENT OF CASH FLOWS

                       JUNE 8, 2001 THROUGH JUNE 30, 2001


CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                                           $          (1,990)
    Adjustments to reconcile net loss to net cash used in operating activities
    Changes in operating assets and liabilities
      (Increase) in accounts receivable                                                             (720)
      Increase in accounts payable and accrued expenses                                            2,000
                                                                                       -----------------

              Net cash used in operating activities                                                 (710)
                                                                                       -----------------

CASH FLOWS FROM INVESTING ACTIVITIES                                                                 ---
                                                                                       -----------------

              Net cash provided by investing activities                                              ---
                                                                                       -----------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from issuance of common stock                                                        10,000
                                                                                       -----------------

              Net cash provided by financing activities                                           10,000
                                                                                       -----------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                                          9,290

CASH AND CASH EQUIVALENTS, beginning of period                                                       ---
                                                                                       -----------------

CASH AND CASH EQUIVALENTS, end of period                                               $           9,290
                                                                                       =================


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
    Income taxes paid                                                                                ---
                                                                                       -----------------
    Interest paid                                                                                    ---
                                                                                       -----------------





                 See accompanying notes to financial statements

                               SRM NETWORKS, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 2001



Note 1 - BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES

         Business Description - SRM Networks, Inc. (the "Company") was incorporated in the state of Nevada on June 8, 2001. The Company is an Internet solutions company that specializes in website hosting and website development services. The Company is headquartered in Glendale, California.

         Cash and Cash Equivalents - For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

         Receivables - Receivables represent valid claims against debtors for sales or other charges arising on or before the balance-sheet date and are reduced to their estimated net realizable value. An allowance for doubtful accounts will be computed as a percentage (%) of sales when experience is established. As of June 30, 2001, the Company considered all receivables fully collectible.

         Fair Value of Financial Instruments - The carrying value of cash, accounts receivable, and accounts payable and accrued expenses approximate their fair value due to the short period to maturity of these instruments.

         Recognition of Revenues and Costs of Goods Sold - The Company records revenues of its services when they are complete and collectibility is reasonably assured. The Company will also provide an allowance for returns when experience is established. Cost of goods sold consists of the payroll and related expenses of personnel used and the purchase price of products sold including inbound and outbound shipping charges.

         Income Taxes - The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

         Net Loss per Common Share - The Company has adopted the provisions of Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). SFAS 128 requires the reporting of basic and diluted earnings/loss per share. Basic loss per share is calculated by dividing net loss by the weighted average number of outstanding common shares during the period.

                               SRM NETWORKS, INC.,
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 2001



Note 1 - BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

         Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         New Accounting Pronouncements - In March 2000, the Emerging Issues Task Force (EITF) of the FASB reached a consensus on EITF Issue 00-2, "Accounting for Web Site Development Costs." This consensus provides guidance on what types of costs incurred to develop Web sites should be capitalized or expensed. The Company adopted this consensus on during 2000. Such capitalized costs, if material, are to be included in "Fixed assets, net" and will be depreciated over a period of two years.

         In September 2000, the EITF reached a final consensus on EITF Issue 00-10, "Accounting for Shipping and Handling Fees and Costs." This consensus requires that all amounts billed to a customer in a sale transaction related to shipping and handling, if any, represent revenue and should be classified as revenue.


NOTE 2 - CONTINGENCIES

         As shown in the accompanying financial statements, the Company has incurred a net operating loss of $1,990 since inception through June 30, 2001.

         The Company is subject to those risks associated with development stage companies. The Company has sustained losses since inception and additional financing will be required by the Company to fund its development activities and to support operations. However, there is no assurance that the Company will be able to obtain additional financing. Furthermore, there is no assurance that rapid technological changes, changing customer needs and evolving industry standards associated with the Internet marketplace (e-commerce) will enable the Company to introduce new products and services on a continual and timely basis so that profitable operations can be attained.

                               SRM NETWORKS, INC.,
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 2001



NOTE 3 - ACCRUED EXPENSES

         Accrued Wages and Compensated Absences - The Company currently does not have any employees. The majority of development costs and services have been provided to the Company by outside, third party vendors. As such, there is no accrual for wages or compensated absences as of June 30, 2001.


NOTE 4 - COMMON STOCK

         On June 9, 2001, the Company issued 2,500,000 shares of its common stock to its officers for cash of $10,000. Since there was no readily available market value at the time of issuance, the value of $0.004 per share was considered as a reasonable estimate of fair value between the Company and the officers.


NOTE 5 - INCOME TAXES

         At June 30, 2001, the Company has available for federal income tax purposes a net operating loss carryforward of approximately $1,990, expiring 2016, that may be used to offset future taxable income. Therefore, no provision for income taxes has been provided.

         In addition, the Company has deferred tax assets of approximately $285 at June 30, 2001. The Company has not recorded a benefit from its net operating loss carryforward because realization of the benefit is uncertain and, therefore, a valuation allowance of ($285) has been provided for the deferred tax assets.


NOTE 6 - RELATED PARTY TRANSACTIONS

         On June 9, 2001, the Company issued 2,500,000 shares of its common stock to it current officers for cash as described in Note 4.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
-------------------------------------------------------------------------

In June 2001, our Board of Directors appointed Quintanilla Accountancy Corporation, independent accountant, to audit our financials statements from June 8, 2001, our date of formation, through June 30, 2001.

There have been no disagreements with our accountant since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

                                  LEGAL MATTERS

The validity of the issuance of the shares of common stock offered by us has been passed upon by the law firm of Stepp Law Group, located in Newport Beach, California.

                                     EXPERTS

Our financial statements for the period from June 8, 2001, our date of formation, through June 30, 2001, appearing in this prospectus which is part of a Registration Statement have been audited by Quintanilla Accountancy Corporation and are included in reliance upon such reports given upon the authority of Quintanilla Accountancy Corporation as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers
-----------------------------------------

Article Seven of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

o for any breach of such director's duty of loyalty to us or our security holders;
o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
o for unlawful payments of dividends or unlawful stock purchase or redemption by us; or
o for any transaction from which such director derived any improper personal benefit.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution
-------------------------------------------

We will pay all expenses in connection with the registration and sale of our common stock. The estimated expenses of issuance and distribution are set forth below.

======================================== ==================== ===============
Registration Fees                        Approximately                $39.60
---------------------------------------- -------------------- ---------------
Transfer Agent Fees                      Approximately               $650.00
---------------------------------------- -------------------- ---------------
Costs of Printing and Engraving          Approximately               $500.00
---------------------------------------- -------------------- ---------------
Legal Fees                               Approximately             $5,000.00
---------------------------------------- -------------------- ---------------
Accounting Fees                          Approximately             $2,500.00
======================================== ==================== ===============

Recent Sales of Unregistered Securities
---------------------------------------

There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

In June 2001, we issued 1,250,000 shares of our common stock to Scott Sherman, our president, secretary and one of our directors, in exchange for $5,000 and 1,250,000 shares of our common stock to Brad Thompson, our treasurer and one of our directors, in exchange for $5,000. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of the Securities Act of 1933, as amended.

Exhibits
--------
         Copies of the following documents are filed with this registration statement, Form SB-2, as exhibits:

Exhibit No.
-----------

1.                         Underwriting Agreement (not applicable)

3.1                        Articles of Incorporation
                           (Charter Document)

3.2                        Bylaws

5.                         Opinion Re: Legality

8.                         Opinion Re: Tax Matters (not applicable)

11.                        Statement Re: Computation of Per Share Earnings*

15.                        Letter on unaudited interim financial information
                           (not applicable)

23.1                       Consent of Auditors

23.2                       Consent of Counsel**

*        Included in Financial Statements
**       Included in Exhibit 5

Undertakings
------------

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To specify in the prospectus any facts or events arising after the effective date of the registration statement, or most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the city of Glendale, State of California, on August 7, 2001.

SRM Networks, Inc.,
a Nevada corporation

/s/ Scott Sherman
--------------------------------------
Scott Sherman
president, secretary, director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


 /s/ Scott Sherman                                    August 7, 2001
--------------------------------------------
Scott Sherman
president, secretary, director


/s/ Brad Thompson                                     August 7, 2001
--------------------------------------------
Brad Thompson
treasurer, principal financial officer, director